KKR & Co. Inc. Reports Fourth Quarter 2020 Results
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NEW YORK, February 8, 2021 - KKR & Co. Inc. (NYSE: KKR) today reported its fourth quarter 2020 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders(1) was $1,479.7 million and $1,946.0 million, respectively, for the quarter and full year ended December 31, 2020. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock was $2.46 and $3.37, respectively, for the quarter and full year ended December 31, 2020. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $12.1 billion as of December 31, 2020, or $21.15 Per Outstanding Share of Common Stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $431.1 million and $0.49, respectively, for the quarter ended December 31, 2020 and were $1,522.4 million and $1.78, respectively, for the full year ended December 31, 2020.

•After-tax Distributable Earnings Per Adjusted Share of $0.49 and $1.78 for the quarter and full year ended December 31, 2020, were up 11% and 6%, respectively, compared to the equivalent periods in 2019.
•Distributable operating earnings was up 18% and 11% for the quarter and full year ended December 31, 2020, respectively, compared to the equivalent periods in 2019.
•Assets Under Management and Fee Paying Assets Under Management were $252 billion and $186 billion, up 15% and 16%, respectively, year-over-year, driven in part by record fundraising in 2020.  Uncalled commitments were $67 billion, up 18% year-over-year, of which $20 billion will contribute to Fee Paying Assets Under Management when that capital is either invested or enters its investment period.
•Capital Invested and Syndicated Capital totaled $12.5 billion and $34.5 billion in the quarter and full year ended December 31, 2020, respectively.
•Book Value was $20 billion or $23.09 per adjusted share as of December 31, 2020.
•On February 1, 2021, KKR completed the previously announced acquisition of Global Atlantic Financial Group Limited, a leading retirement and life insurance company. Pro forma for the transaction, KKR's Assets Under Management and Fee Paying Assets Under Management would be approximately $342 billion and $276 billion, respectively.
•KKR’s regular dividend of $0.135 per common share was declared for the quarter ended December 31, 2020. Additionally, beginning with the dividend to be announced with the results for the quarter ending March 31, 2021, KKR intends to increase its regular annualized dividend per share of common stock from $0.54 to $0.58.
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“We ended 2020 with a strong fourth quarter. We are enormously proud of the dedication of our employees and the results delivered on behalf of our fund investors and shareholders over the course of the year. In addition to strong investment performance and continued Book Value growth, we had the most active fundraising and deployment year in our history,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “The strength of our fundamentals, coupled with the completion of our acquisition of Global Atlantic, positions us well for future growth.”

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings, distributable revenues, distributable expenses, book value, book assets, and book liabilities, that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $1,479.7 million for the quarter ended December 31, 2020, compared to $515.1 million for the quarter ended December 31, 2019. Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $1,946.0 million for the year ended December 31, 2020, compared to $1,971.7 million for the year ended December 31, 2019.
Revenues for the quarter ended December 31, 2020 were $2,005.2 million compared to $1,063.1 million for the quarter ended December 31, 2019. The increase is primarily driven by (i) a higher level of carried interest and (ii) an increase in transaction fees and management fees. Revenues for the year ended December 31, 2020 were $4,230.9 million compared to $4,220.9 million for the year ended December 31, 2019. The increase is primarily driven by higher level of management fees and transaction fees, partially offset by a lower level of carried interest in the current period.
Expenses for the quarter ended December 31, 2020 were $1,179.1 million compared to $751.3 million for the quarter ended December 31, 2019. The increase is primarily driven by higher accrued carried interest compensation. Expenses for the year ended December 31, 2020 were $2,933.1 million compared to $2,908.4 million for the year ended December 31, 2019. The increase is primarily due to a higher level of compensation expense, partially offset by a decrease in general, administrative and other expense.
Total investment income (loss) for the quarter ended December 31, 2020 was $3,998.1 million compared to $1,145.0 million for the quarter ended December 31, 2019. Total investment income (loss) for the year ended December 31, 2020 was $4,428.9 million compared to $3,855.8 million for the year ended December 31, 2019. The increase in both periods is primarily due to investment portfolio appreciation.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of common stock was $21.15 as of December 31, 2020, up from $18.44 as of December 31, 2019. The increase was primarily attributable to the net income that is attributable to KKR & Co. Inc. common stockholders during 2020, partially offset by dividends to common stockholders.
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NON-GAAP RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $431.1 million for the quarter ended December 31, 2020, compared with $375.1 million in the comparable prior period. After-tax distributable earnings were $1,522.4 million for the year ended December 31, 2020, compared with $1,405.3 million in the comparable prior period.
After-tax distributable earnings increased in the quarterly period primarily due to increases in transaction fees and management fees, partially offset by a decrease in realized investment income and a higher level of compensation expense. The increase in the year ended December 31, 2020 is primarily attributable to increases in management fees and realized performance income, partially offset by a higher level of compensation expense and a decrease in realized investment income. Management fees were $393.1 million for the quarter ended December 31, 2020 and $1,417.6 million for the year ended December 31, 2020, compared with $317.1 million and $1,227.2 million in the comparable prior periods. The increase in management fees for both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $23.09 as of December 31, 2020, up 20%, compared with $19.24 as of December 31, 2019. The increase was primarily attributable to net appreciation in the value of our investment portfolio and after-tax distributable earnings for the year ended December 31, 2020 net of dividends to our shareholders. For the year ended December 31, 2020, KKR's private equity portfolio appreciated 17%.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $251.7 billion as of December 31, 2020 compared to $233.8 billion as of September 30, 2020. The increase was primarily attributable to (i) new capital raised primarily in our real assets, growth equity and leveraged credit strategies and (ii) appreciation in the value of our Private Markets and Public Markets portfolios. The increases were partially offset by distributions to limited partners in our private equity and private credit portfolios and redemptions in funds managed by our strategic partners.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $186.2 billion as of December 31, 2020 compared to $177.3 billion as of September 30, 2020. The increase was primarily attributable to new capital raised in our real assets, private equity, leveraged credit and private credit strategies, partially offset by distributions to limited partners in our private equity portfolio, distributions across various Public Markets strategies and redemptions in funds managed by our strategic partners.

DIVIDENDS AND OTHER
A dividend of $0.135 per share of common stock has been declared for the fourth quarter of 2020, which will be paid on March 9, 2021 to holders of record of common stock as of the close of business on February 22, 2021. Beginning with any dividends to be announced with the results for the quarter ending March 31, 2021, KKR expects to pay its common stockholders an annualized dividend of $0.58 per share of common stock, equal to a quarterly dividend of $0.145 per share of common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on March 15, 2021 to holders of record of Series A Preferred Stock as of the close of business on March 1, 2021. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on March 15, 2021 to holders of record of Series B Preferred Stock as of the close of business on March 1, 2021. A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on March 15, 2021 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on March 1, 2021.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained.
Based on preliminary financial results of Global Atlantic as of December 31, 2020, the estimated value of the Global Atlantic assets to be managed by KKR as of the closing of the Global Atlantic acquisition is approximately $90 billion.
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SHARE REPURCHASE ACTIVITY (1)
KKR has a repurchase program, which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plans. In total, as can be seen in the table below, KKR has used approximately $1.4 billion to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through February 5, 2021.

Share Repurchase Activity -- October 27, 2015 through February 5, 2021 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	52.3
Reduction of Shares for Retired Equity Awards (3)	20.5
Total Repurchased Shares and Retired Equity Awards	72.8
Total Capital Used	$1,411
Average Price Paid Per Share (4)	$19.38
Remaining Availability under Current Share Repurchase Plan	$407

From December 31, 2019 through February 5, 2021, KKR used a total of approximately $379 million to repurchase 10.2 million shares in the open market and to retire equity awards representing 4.2 million shares that otherwise would have been issued to participants under the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $24.14 per share. The timing, manner, price and amount of any common stock repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. The program does not require KKR to repurchase any specific number of shares of common stock, and the program may be suspended, extended, modified or discontinued at any time.

(1)References to the repurchase and reduction of shares relate to shares of KKR common stock.
(2)KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.
(3)Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").
(4)Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to February 5, 2021 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Tuesday, February 9, 2021 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter and year ended December 31, 2020 may be accessed through the Investor Center of the KKR website at https://ir.kkr.com/events-presentations/. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that offers alternative asset management and capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of common stock pursuant to its repurchase program; the amount that Global Atlantic will contribute to KKR's AUM; KKR's ability to manage Global Atlantic's investments; operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction; the transaction’s effects on KKR’s operating results. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; changes in Global Atlantic's business; distraction of KKR's or Global Atlantic's management or other diversion of resources within each company caused by the Global Atlantic acquisition; retention of key Global Atlantic employees; Global Atlantic's ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR's or Global Atlantic's business strategies including the ability to realize the anticipated synergies from acquisitions, including the Global Atlantic acquisition, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR's or Global Atlantic's investments and decreased ability to raise funds; KKR's and Global Atlantic's compliance with laws applicable to their respective businesses; changes to Global Atlantic as a consolidated subsidiary of KKR; ability of KKR to manage Global Atlantic's investments; KKR's control of Global Atlantic; changes in Global Atlantic policyholders' behaviors; any disruption in servicing Global Atlantic's insurance policies; the use of estimates and risk management in Global Atlantic's business; outcome of Global Atlantic's litigation and regulatory matters; and the degree and nature of KKR's and Global Atlantic's competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues
Fees and Other	$669,406	$482,269	$2,006,791	$1,790,475
Capital Allocation-Based Income (Loss)	1,335,758	580,802	2,224,100	2,430,425
Total Revenues	2,005,164	1,063,071	4,230,891	4,220,900
Expenses
Compensation and Benefits	940,964	535,834	2,152,490	2,116,890
Occupancy and Related Charges	20,878	15,951	72,100	62,728
General, Administrative and Other	217,215	199,535	708,542	728,813
Total Expenses	1,179,057	751,320	2,933,132	2,908,431
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	3,821,837	924,611	3,642,804	3,161,884
Dividend Income	57,516	131,228	352,563	318,972
Interest Income	363,388	350,138	1,403,440	1,418,516
Interest Expense	(244,626)	(260,950)	(969,871)	(1,043,551)
Total Investment Income (Loss)	3,998,115	1,145,027	4,428,936	3,855,821

Income Tax Expense (Benefit)	404,137	142,626	609,097	528,750

Net Income (Loss) Attributable to Noncontrolling Interests	2,908,864	790,710	3,115,089	2,634,491

Series A and B Preferred Stock	8,341	8,341	33,364	33,364

Series C Mandatory Convertible Preferred Stock Dividends	23,191	—	23,191	—

Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders (1)	$1,479,689	$515,101	$1,945,954	$1,971,685

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock (1)
Basic	$2.60	$0.93	$3.45	$3.62
Diluted (2)	$2.46	$0.91	$3.37	$3.54
Weighted Average Shares of Common Stock Outstanding (1)
Basic	570,818,257	555,379,973	562,812,883	545,096,999
Diluted (2)	609,833,753	566,277,984	583,685,352	557,687,512

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	December 31, 2020	December 31, 2019

Assets
Cash and Cash Equivalents	$5,363,009	$2,346,713
Investments	69,274,715	54,936,268
Other Assets	5,168,778	3,616,338
Total Assets	$79,806,502	$60,899,319

Liabilities and Equity
Debt Obligations	$33,423,596	$27,013,284
Other Liabilities	5,582,990	3,383,661
Total Liabilities	39,006,586	30,396,945

Stockholders' Equity
KKR & Co. Inc. Stockholders' Equity - Series A and B Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Series C Mandatory Convertible Preferred Stock	1,115,792	—
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock (1)	12,118,472	10,324,936
Noncontrolling Interests	27,083,098	19,694,884
Total Equity	40,799,916	30,502,374
Total Liabilities and Equity	$79,806,502	$60,899,319

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock (1)	$21.15	$18.44

(1)As used in this press release, references to common stock for prior periods mean Class A common stock of KKR & Co. Inc. and references to Series I Preferred Stock and Series II Preferred Stock for prior periods mean Class B common stock and Class C common stock of KKR & Co. Inc., respectively.
(2)Consistent with prior quarters, KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnership L.P.

DISTRIBUTABLE REVENUES, DISTRIBUTABLE EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

DISTRIBUTABLE REVENUES

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Distributable Revenues
Fees and Other, Net
Management Fees	$393,144	$359,831	$317,131	$1,417,594	$1,227,236
Transaction Fees	388,730	300,645	255,511	949,134	910,932
Monitoring Fees	41,032	28,824	26,668	127,907	106,289
Fee Credits	(147,476)	(115,442)	(108,662)	(373,643)	(382,940)
Total Fees and Other, Net	675,430	573,858	490,648	2,120,992	1,861,517

Realized Performance Income (Loss)
Carried Interest	117,230	217,978	232,180	1,042,204	1,070,788
Incentive Fees	126,137	16,223	12,771	163,050	65,256
Total Realized Performance Income (Loss)	243,367	234,201	244,951	1,205,254	1,136,044

Realized Investment Income (Loss)
Net Realized Gains (Losses)	69,091	172,224	43,524	284,521	189,858
Interest Income and Dividends	79,664	88,191	182,946	360,138	495,915
Total Realized Investment Income (Loss)	148,755	260,415	226,470	644,659	685,773

Total Distributable Revenues	$1,067,552	$1,068,474	$962,069	$3,970,905	$3,683,334

DISTRIBUTABLE EXPENSES

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Distributable Expenses
Compensation and Benefits (1)	$375,537	$427,396	$357,740	$1,536,777	$1,446,292
Occupancy and Related Charges	17,142	13,639	14,302	58,859	58,888
Other Operating Expenses	106,838	76,163	108,133	334,680	343,418
Total Distributable Expenses	$499,517	$517,198	$480,175	$1,930,316	$1,848,598

AFTER-TAX DISTRIBUTABLE EARNINGS

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
After-tax Distributable Earnings
(+) Total Distributable Revenues	$1,067,552	$1,068,474	$962,069	$3,970,905	$3,683,334
(-) Total Distributable Expenses	499,517	517,198	480,175	1,930,316	1,848,598
(=) Total Distributable Operating Earnings	568,035	551,276	481,894	2,040,589	1,834,736
(-) Interest Expense	58,361	54,458	44,367	211,037	183,682
(-) Series A and B Preferred Dividends	8,341	8,341	8,341	33,364	33,364
(-) Income (Loss) Attributable to Noncontrolling Interests	3,042	2,709	1,803	7,842	4,907
(-) Income Taxes Paid	67,187	75,413	52,242	265,950	207,479
After-tax Distributable Earnings	$431,104	$410,355	$375,141	$1,522,396	$1,405,304

After-tax Distributable Earnings Per Adjusted Share	$0.49	$0.48	$0.44	$1.78	$1.67
Weighted Average Adjusted Shares (2)	877,218,055	861,854,785	848,327,093	857,495,058	841,542,195

Assets Under Management	$251,679,200	$233,808,800	$218,355,100	$251,679,200	$218,355,100
Fee Paying Assets Under Management	$186,217,000	$177,290,200	$161,209,800	$186,217,000	$161,209,800
Capital Invested and Syndicated Capital	$12,482,900	$10,019,100	$9,833,000	$34,541,900	$28,055,900
Uncalled Commitments	$66,960,000	$67,077,600	$56,920,600	$66,960,000	$56,920,600

Fee Related Earnings	$430,866	$318,900	$271,210	$1,230,501	$1,031,084

(1)Includes equity-based compensation of $113.0 million, $42.5 million, and $49.9 million for the quarters ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively, and $246.4 million and $207.8 million for the year ended December 31, 2020 and 2019, respectively.
(2)Includes shares of KKR & Co. Inc. common stock assuming conversion of all of the outstanding Series C Mandatory Convertible Preferred Stock. See Exhibit A for reconciliation of KKR's Weighted Average GAAP Shares of Common Stock Outstanding to Weighted Average Adjusted Shares.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Fees and Other, Net
Management Fees	$276,002	$241,788	$201,760	$958,271	$780,254
Transaction Fees	162,570	133,943	122,601	398,859	421,494
Monitoring Fees	41,032	28,824	26,668	127,907	106,289
Fee Credits	(115,405)	(107,275)	(83,170)	(307,432)	(307,716)
Total Fees and Other, Net	$364,199	$297,280	$267,859	$1,177,605	$1,000,321

Realized Performance Income (Loss)
Carried Interest	$117,230	$217,978	$232,180	$1,006,564	$1,046,038
Incentive Fees	11,375	701	831	14,098	2,316
Total Realized Performance Income (Loss)	$128,605	$218,679	$233,011	$1,020,662	$1,048,354

Assets Under Management	$148,689,300	$135,758,500	$119,274,700	$148,689,300	$119,274,700
Fee Paying Assets Under Management	$94,195,900	$90,351,000	$76,918,100	$94,195,900	$76,918,100
Capital Invested	$6,035,000	$6,232,000	$4,491,600	$19,207,000	$14,116,000
Uncalled Commitments	$56,631,700	$56,202,000	$46,811,300	$56,631,700	$46,811,300

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Fees and Other, Net
Management Fees	$117,142	$118,043	$115,371	$459,323	$446,982
Transaction Fees	33,564	8,436	26,142	69,792	79,383
Fee Credits	(32,071)	(8,167)	(25,492)	(66,211)	(75,224)
Total Fees and Other, Net	$118,635	$118,312	$116,021	$462,904	$451,141

Realized Performance Income (Loss)
Carried Interest	$—	$—	$—	$35,640	$24,750
Incentive Fees	114,762	15,522	11,940	148,952	62,940
Total Realized Performance Income (Loss)	$114,762	$15,522	$11,940	$184,592	$87,690

Assets Under Management	$102,989,900	$98,050,300	$99,080,400	$102,989,900	$99,080,400
Fee Paying Assets Under Management	$92,021,100	$86,939,200	$84,291,700	$92,021,100	$84,291,700
Capital Invested	$3,800,200	$1,708,300	$4,034,000	$10,309,500	$10,075,400
Uncalled Commitments	$10,328,300	$10,875,600	$10,109,300	$10,328,300	$10,109,300

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Transaction Fees	$192,596	$158,266	$106,768	$480,483	$410,055

Syndicated Capital	$2,647,700	$2,078,800	$1,307,400	$5,025,400	$3,864,500

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended			Year Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$69,091	$172,224	$43,524	$284,521	$189,858
Interest Income and Dividends	79,664	88,191	182,946	360,138	495,915
Total Realized Investment Income (Loss)	$148,755	$260,415	$226,470	$644,659	$685,773

BOOK ASSETS, BOOK LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

BOOK ASSETS

	As of
	December 31, 2020		December 31, 2019
Book Assets
Cash and Short-term Investments	$5,961,083		$2,783,905
Investments	14,991,914	(1)	13,026,387
Net Unrealized Carried Interest	2,625,935	(2)	1,982,251	(2)
Tax Assets	43,446		111,719
Other Assets	4,198,641		3,716,189
Total Book Assets	$27,821,019		$21,620,451

BOOK LIABILITIES

	As of
	December 31, 2020		December 31, 2019
Book Liabilities
Debt Obligations - KKR (ex-KFN)	$4,688,460		$3,097,460
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	529,412		169,997
Other Liabilities	857,764		514,236
Total Book Liabilities	$7,024,153		$4,730,210

BOOK VALUE

	As of
	December 31, 2020		December 31, 2019
Book Value
(+) Total Book Assets	$27,821,019		$21,620,451
(-) Total Book Liabilities	7,024,153		4,730,210
(-) Noncontrolling Interests	29,510		26,291
(-) Series A and B Preferred Stock	500,000		500,000
Book Value	$20,267,356		$16,363,950

Book Value Per Adjusted Share	$23.09		$19.24
Adjusted Shares	877,613,164		850,388,924

Note: As of December 31, 2020, KKR had a (i) $1.0 billion revolving credit facility, which was undrawn, and (ii) $1.5 billion in revolving credit facilities for use in its capital markets business, which were also undrawn.

(1)See schedule of investments that follows on the next page.
(2)The following table provides net unrealized carried interest by business line:

	As of
	December 31, 2020	December 31, 2019
Private Markets Business Line	$2,560,101	$1,832,581
Public Markets Business Line	65,834	149,670
Total	$2,625,935	$1,982,251

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of December 31, 2020

Investments	Fair Value

Private Equity Funds / SMAs	$6,445,077
Private Equity Co-Investments and Other Equity	3,719,477
Private Equity Total	10,164,554

Energy	724,848
Real Estate	1,324,660
Infrastructure	428,878
Real Assets Total	2,478,386

Alternative Credit	689,068
CLOs	798,279
Other Credit	161,187
Credit Total	1,648,534

Other	700,440

Total Investments	$14,991,914

	As of December 31, 2020

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,332,169	8.9%
BridgeBio Pharma Inc.	974,317	6.5%
USI, Inc.	884,634	5.9%
PetVet Care Centers, LLC	559,333	3.7%
Heartland Dental, LLC	545,064	3.6%
Total Significant Investments	4,295,517	28.6%

Other Investments	10,696,397	71.4%
Total Investments	$14,991,914	100.0%

(1)Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.
(2)Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. Equity investments in other asset classes, such as energy, real estate, and alternative credit appear in these other asset classes.
(3)Significant Investments include the top five investments based on their fair values as of December 31, 2020. Significant Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, and (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments. Accordingly, this list of Significant Investments should not be relied upon as a substitute for the "Holdings by Asset Class" pie chart above for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended December 31, 2020
September 30, 2020	$135,758,500	$98,050,300		$233,808,800
New Capital Raised	7,847,000	3,750,900		11,597,900
Distributions and Other	(2,423,400)	(2,785,700)	(1)	(5,209,100)
Change in Value	7,507,200	3,974,400		11,481,600
December 31, 2020	$148,689,300	$102,989,900		$251,679,200

Year Ended December 31, 2020
December 31, 2019	$119,274,700	$99,080,400		$218,355,100
New Capital Raised	28,040,000	15,750,300		43,790,300
Distributions and Other	(12,677,300)	(14,608,500)	(2)	(27,285,800)
Change in Value	14,051,900	2,767,700		16,819,600
December 31, 2020	$148,689,300	$102,989,900		$251,679,200

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended December 31, 2020
September 30, 2020	$90,351,000	$86,939,200		$177,290,200
New Capital Raised	5,583,900	4,640,800		10,224,700
Distributions and Other	(1,549,000)	(2,695,100)	(4)	(4,244,100)
Net Changes in Fee Base of Certain Funds (3)	(285,900)	—		(285,900)
Change in Value	95,900	3,136,200		3,232,100
December 31, 2020	$94,195,900	$92,021,100		$186,217,000

Year Ended December 31, 2020
December 31, 2019	$76,918,100	$84,291,700		$161,209,800
New Capital Raised	24,357,800	16,025,700		40,383,500
Distributions and Other	(6,296,500)	(11,767,000)	(5)	(18,063,500)
Net Changes in Fee Base of Certain Funds (3)	(2,463,700)	—		(2,463,700)
Change in Value	1,680,200	3,470,700		5,150,900
December 31, 2020	$94,195,900	$92,021,100		$186,217,000

(1)Includes $2,230.6 million of redemptions by fund investors.
(2)Includes $11,047.5 million of redemptions by fund investors.
(3)Represents the impact of certain funds entering their post-investment period.
(4)Includes $1,826.9 million of redemptions by fund investors.
(5)Includes $7,443.2 million of redemptions by fund investors.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of December 31, 2020
(Amounts in millions, except percentages)
	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line
Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$13,500.0	$5,462.1	5.8%	$8,332.5	$379.6	$8,221.5	$13,506.1
North America Fund XI	9/2012	1/2017	8,718.4	429.8	2.9%	9,733.0	12,717.1	4,499.7	8,851.6
2006 Fund (1)	9/2006	9/2012	17,642.2	247.4	2.1%	17,309.3	32,435.1	2,546.3	4,794.0
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
European Fund V	3/2019	7/2025	6,415.0	3,810.0	1.8%	2,605.0	—	2,605.0	3,130.9
European Fund IV	12/2014	3/2019	3,511.0	59.4	5.7%	3,578.1	3,092.2	2,351.3	3,953.8
European Fund III (1)	3/2008	3/2014	5,513.9	154.1	5.2%	5,359.8	10,524.4	336.7	300.3
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,507.4	—	34.3
Asian Fund IV	7/2020	7/2026	13,818.5	13,818.5	7.2%	—	—	—	—
Asian Fund III	4/2017	7/2020	9,000.0	3,168.7	5.6%	6,190.7	1,261.1	5,795.6	8,773.5
Asian Fund II	4/2013	4/2017	5,825.0	—	1.3%	6,842.4	4,903.4	4,023.2	5,416.4
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,974.3	8,723.3	17.1	25.7
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	867.9	466.2	409.0
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088.3	1,225.5	7.2%	863.6	0.9	859.0	1,009.5
Next Generation Technology Growth Fund	3/2016	12/2019	658.9	2.3	22.5%	663.3	326.8	527.6	1,096.4
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	844.7	11.3%	577.0	116.1	482.8	1,042.0
Global Impact Fund	2/2019	2/2025	1,242.2	694.6	8.1%	547.6	—	547.6	645.8
Total Private Equity and Growth Funds			106,008.5	29,917.1		79,337.4	97,978.4	33,279.6	52,995.4

Co-Investment Vehicles and Other	Various	Various	12,069.8	4,285.7	Various	8,073.6	5,683.3	5,312.1	7,614.1

Total Private Equity			118,078.3	34,202.8		87,411.0	103,661.7	38,591.7	60,609.5

Core Investment Vehicles	Various	Various	10,693.6	3,326.3	33.0%	7,367.3	—	7,367.3	10,481.9

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	515.0	20.1%	488.9	9.6	479.7	487.7
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	—	12.9%	1,967.9	834.8	1,239.4	975.9
Natural Resources Fund (1)	Various	Various	887.4	—	Various	887.4	123.2	194.2	71.8
Global Energy Opportunities	Various	Various	914.1	63.4	Various	518.4	143.5	346.7	206.5
Global Infrastructure Investors III	6/2018	6/2024	7,193.3	4,019.1	3.8%	3,390.1	216.0	3,328.7	3,294.9
Global Infrastructure Investors II	10/2014	6/2018	3,040.8	161.3	4.1%	3,119.4	2,752.5	2,038.4	2,650.5
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.1	4.8%	1,046.8	2,098.4	127.5	107.6
Asia Pacific Infrastructure Investors	1/2020	1/2026	3,791.6	3,791.6	6.6%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	494.4	7.8%	1,662.9	519.3	1,399.4	1,556.5
Real Estate Partners Americas	5/2013	5/2017	1,229.1	147.8	16.3%	1,011.1	1,357.9	186.6	84.4
Real Estate Partners Europe	9/2015	12/2019	713.7	190.0	9.1%	599.5	172.1	510.7	656.0
Asia Real Estate Partners	6/2019	6/2023	1,682.4	1,682.4	14.9%	—	—	—	—
Real Estate Credit Opportunity Partners II	4/2019	6/2022	950.0	606.6	5.3%	343.4	12.0	343.4	353.9
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.2	4.4%	1,007.8	232.2	1,007.8	942.6
Property Partners Americas	12/2019	(2)	2,012.5	1,446.7	24.8%	565.8	11.5	565.8	618.1
Co-Investment Vehicles and Other	Various	Various	7,594.3	4,478.8	Various	3,115.5	923.5	3,111.8	3,644.3
Total Real Assets			37,069.0	17,744.4		19,724.9	9,406.5	14,880.1	15,650.7

Unallocated Commitments (3)			903.1	903.1	Various	—	—	—	—

Private Markets Total			166,744.0	56,176.6		114,503.2	113,068.2	60,839.1	86,742.1

Public Markets Business Line (4)
Alternative Credit
Dislocation Opportunities Fund	5/2020	11/2021	2,813.9	2,162.3	14.3%	651.6	23.8	651.6	802.9
Special Situations Fund II	2/2015	3/2019	3,524.7	299.5	9.0%	3,225.2	1,054.8	2,533.8	2,373.1
Special Situations Fund	1/2013	1/2016	2,274.3	1.3	11.6%	2,273.0	1,552.4	1,217.7	560.7
Mezzanine Partners	7/2010	3/2015	1,022.8	33.3	4.4%	989.5	1,092.1	324.9	224.2
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	803.0	2.2%	1,442.1	178.7	1,392.4	1,462.0
Lending Partners III	4/2017	11/2021	1,497.8	757.1	1.7%	740.7	187.9	740.7	774.3
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,100.7	529.9	215.8
Lending Partners	12/2011	12/2014	460.2	53.0	15.2%	407.2	450.7	118.5	16.1
Lending Partners Europe II	6/2019	9/2023	836.6	655.2	6.7%	181.4	10.1	181.4	211.0
Lending Partners Europe	3/2015	3/2019	847.6	212.3	5.0%	635.3	240.7	515.4	378.7
Total Alternative Credit			16,858.9	5,133.8		11,725.1	5,891.9	8,206.3	7,018.8

Other Alternative Credit Vehicles	Various	Various	11,144.0	4,973.9	Various	6,170.1	3,706.7	4,153.1	4,206.4

Unallocated Commitments (3)			124.3	124.3	Various	—	—	—	—

Public Markets Total			28,127.2	10,232.0		17,895.2	9,598.6	12,359.4	11,225.2

Total Eligible To Receive Carried Interest			$194,871.2	$66,408.6		$132,398.4	$122,666.8	$73,198.5	$97,967.3
(1)The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2)Open ended fund.
(3)Represents unallocated commitments from our strategic investor partnerships.
(4)The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of December 31, 2020
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$66,408.6	$97,967.3	$164,375.9
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	21,215.9	21,215.9
Business Development Companies (BDCs)	—	15,828.0	15,828.0
KKR Real Estate Finance Trust Inc.	—	1,136.3	1,136.3
Other	—	6,964.6	6,964.6
Total Carried Interest and Incentive Fee Eligible	66,408.6	143,112.1	209,520.7
Collateralized Loan Obligations (CLOs)	—	18,004.6	18,004.6
Leveraged Credit / Hedge Fund Partnerships (1) / Other	551.4	23,602.5	24,153.9
Total Assets Under Management	$66,960.0	$184,719.2	$251,679.2

(1)Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $24,503.8 million, of which $21,215.9 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	December 31, 2020	December 31, 2019
Private Markets Business Line	$5,517,700	$4,551,500
Public Markets Business Line	756,200	689,700
Total	$6,273,900	$5,241,200

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINITIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, book assets, book liabilities, distributable revenues, distributable expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. and the number of assumed shares of common stock issuable upon conversion of our Series C Mandatory Convertible Preferred Stock. We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per adjusted share basis assuming all units of KKR Holdings L.P. and all shares of Series C Mandatory Convertible Preferred Stock are exchanged and converted, respectively, to shares of common stock. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share.

After-tax distributable earnings is a non-GAAP performance measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, Series A and B preferred dividends, noncontrolling interests and income taxes paid. It is used by management to assess the net realized earnings of KKR for a given reporting period, after deducting equity-based compensation under the Equity Incentive Plans and adjusting to exclude the impact of strategic corporate transaction-related charges and non-recurring items, if any. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. Series C Mandatory Convertible Preferred Stock dividends have been excluded from after-tax distributable earnings because the definition of adjusted shares used to calculate after-tax distributable earnings per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which would occur following an exchange of all KKR Holdings units for common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book assets is a non-GAAP performance measure that represents cash and short-term investments, investments, net unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.

Book liabilities is a non-GAAP performance measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.

Book value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s book assets after deducting for book liabilities, noncontrolling interests and Series A and B Preferred Stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and B Preferred Stock. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Distributable revenues is a non-GAAP performance measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that distributable revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Distributable expenses is a non-GAAP performance measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that distributable expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's distributable revenues.
Distributable operating earnings is a non-GAAP performance measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP supplemental performance measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total distributable revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP COMMON STOCK AND ADJUSTED SHARES (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	570,818,257	562,425,576	555,379,973
Adjustments:
Weighted Average KKR Holdings Units (1)	277,306,865	282,692,900	292,947,120
Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock(2)	29,092,933	16,736,309	—
Weighted Average Adjusted Shares (3)	877,218,055	861,854,785	848,327,093

	Year Ended
	December 31, 2020	December 31, 2019
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	562,812,883	545,096,999
Adjustments:
Weighted Average KKR Holdings Units (1)	283,633,220	296,445,196
Weighted Average Common Stock - Series C Mandatory Convertible Preferred Stock(2)	11,048,955	—
Weighted Average Adjusted Shares (3)	857,495,058	841,542,195

The following table provides a reconciliation of KKR's GAAP Shares of Common Stock Outstanding to Adjusted Shares:

	As of
	December 31, 2020	December 31, 2019
GAAP Shares of Common Stock Outstanding	572,893,738	560,007,579
Adjustments:
KKR Holdings Units (1)	275,626,493	290,381,345
Common Stock - Series C Mandatory Convertible Preferred Stock (2)	29,092,933	—
Adjusted Shares (3)	877,613,164	850,388,924

Unvested Shares of Common Stock and Other Exchangeable Securities	23,892,201	22,712,604

(1)Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR common stock.
(2)Assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of KKR & Co. Inc. common stock on December 31, 2020.
(3)Amounts exclude unvested shares granted under the Equity Incentive Plans.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$2.60	$1.86	$0.93
Weighted Average Shares of Common Stock Outstanding - Basic	570,818,257	562,425,576	555,379,973
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders	$1,485,439	$1,047,685	$515,101
Accumulated Series C Mandatory Convertible Preferred Dividend	(5,750)	8,817	—
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$1,479,689	$1,056,502	$515,101

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	905,988	691,730	351,844
(+) Equity-based and Other Compensation - KKR Holdings L.P.	17,143	21,802	22,836
(+) Amortization of Intangibles and Other, net	129,831	11,211	95,230
(+) Strategic Corporate Transaction-Related Charges (1)	9,376	10,697	—
(-) Net Unrealized Carried Interest	1,257,340	995,376	338,420
(-) Net Unrealized Gains (Losses)	1,715,789	1,088,901	502,686
(+) Unrealized Performance Income Compensation	525,256	418,728	140,852
(+) Income Tax Expense (Benefit)	404,137	359,375	142,626
(-) Income Taxes Paid	67,187	75,413	52,242

After-tax Distributable Earnings	$431,104	$410,355	$375,141
Weighted Average Adjusted Shares	877,218,055	861,854,785	848,327,093
After-tax Distributable Earnings Per Adjusted Share	$0.49	$0.48	$0.44

After-tax Distributable Earnings	$431,104	$410,355	$375,141

(+) Equity-based Compensation (Equity Incentive Plans)	112,971	42,488	49,898
(+) Income (Loss) Attributable to Noncontrolling Interests	3,042	2,709	1,803
(+) Income Taxes Paid	67,187	75,413	52,242
(+) Series A and B Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (2)	45,402	41,409	30,663
(+) Depreciation and Amortization	4,437	4,568	4,699

Adjusted EBITDA (3)	$672,484	$585,283	$522,787

(1)Represents transaction costs related to the acquisition of Global Atlantic.
(2)Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.
(3)Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Year Ended
	December 31, 2020	December 31, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock - Basic	$3.45	$3.62
Weighted Average Shares of Common Stock Outstanding - Basic	562,812,883	545,096,999
Net Income (Loss) Available to KKR & Co. Inc. Common Stockholders	$1,942,887	$1,971,685
(+) Accumulated Series C Mandatory Convertible Preferred Dividend	3,067	—
Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders	$1,945,954	$1,971,685

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	1,207,934	1,369,671
(+) Equity-based and Other Compensation - KKR Holdings L.P.	80,739	91,296
(+) Amortization of Intangibles and Other, net	137,285	226,422
(+) Strategic Corporate Transaction-Related Charges (1)	20,073	—
(+) Non-recurring Items (2)	88,322	22,839
(-) Net Unrealized Carried Interest	1,070,803	1,263,046
(-) Net Unrealized Gains (Losses)	1,697,740	1,854,867
(+) Unrealized Performance Income Compensation	467,485	520,033
(+) Income Tax Expense (Benefit)	609,097	528,750
(-) Income Taxes Paid	265,950	207,479

After-tax Distributable Earnings	$1,522,396	$1,405,304
Weighted Average Adjusted Shares	857,495,058	841,542,195
After-tax Distributable Earnings Per Adjusted Share	$1.78	$1.67

After-tax Distributable Earnings	$1,522,396	$1,405,304

(+) Equity-based Compensation (Equity Incentive Plans)	246,395	207,789
(+) Income (Loss) Attributable to Noncontrolling Interests	7,842	4,907
(+) Income Taxes Paid	265,950	207,479
(+) Series A and B Preferred Dividends	33,364	33,364
(+) Core Interest Expense (3)	158,186	128,387
(+) Depreciation and Amortization	18,626	17,653

Adjusted EBITDA (4)	$2,252,759	$2,004,883

(1)Represents transaction costs related to the acquisition of Global Atlantic.
(2)Represents a $88.3 million non-recurring impairment charge taken on one of our equity method investments during the year ended December 31, 2020 and a non-recurring $22.8 million make-whole premium associated with KKR’s refinancing of its 2020 Senior Notes for the year ended December 31, 2019.
(3)Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.
(4)Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL DISTRIBUTABLE REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Total GAAP Revenues	$2,005,164	$1,895,238	$1,063,071
(+) Management Fees - Consolidated Funds and Other	240,621	121,365	115,723
(-) Fee Credits - Consolidated Funds	33,807	25,955	20,572
(-) Capital Allocation-Based Income (Loss) (GAAP)	1,335,758	1,331,898	580,802
(+) Realized Carried Interest	117,230	217,978	232,180
(+) Realized Investment Income (Loss)	148,755	260,415	226,470
(-) Revenue Earned by Other Consolidated Entities	—	6,687	25,742
(-) Capstone Fees	25,910	17,429	—
(-) Expense Reimbursements	48,743	44,553	48,259
Total Distributable Revenues	$1,067,552	$1,068,474	$962,069

	Year Ended
	December 31, 2020	December 31, 2019
Total GAAP Revenues	$4,230,891	$4,220,900
(+) Management Fees - Consolidated Funds and Other	603,508	464,190
(-) Fee Credits - Consolidated Funds	74,229	42,041
(-) Capital Allocation-Based Income (GAAP)	2,224,100	2,430,425
(+) Realized Carried Interest	1,042,204	1,070,788
(+) Realized Investment Income (Loss)	644,659	685,773
(-) Revenue Earned by Other Consolidated Entities	21,054	116,435
(-) Capstone Fees	81,452	—
(-) Expense Reimbursements	149,522	169,416
Total Distributable Revenues	$3,970,905	$3,683,334

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL DISTRIBUTABLE EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Total GAAP Expenses	$1,179,057	$1,093,699	$751,320
(-) Equity-based and Other Compensation - KKR Holdings L.P.	17,143	21,802	22,836
(-) Unrealized Performance Income Compensation	525,256	418,728	140,852
(-) Amortization of Intangibles	412	399	373
(-) Strategic Corporate Transaction-Related Charges	9,376	10,697	—
(-) Reimbursable Expenses	54,470	50,382	56,453
(-) Expenses relating to Other Consolidated Entities	45,346	43,268	47,808
(-) Capstone Expenses	19,388	14,433	—
(+) Other	(8,149)	(16,792)	(2,823)
Total Distributable Expenses	$499,517	$517,198	$480,175

	Year Ended
	December 31, 2020	December 31, 2019
Total GAAP Expenses	$2,933,132	$2,908,431
(-) Equity-based and Other Compensation - KKR Holdings L.P.	80,739	91,921
(-) Unrealized Performance Income Compensation	467,485	520,033
(-) Amortization of Intangibles	1,570	1,674
(-) Strategic Corporate Transaction-Related Charges	20,073	—
(-) Reimbursable Expenses	177,834	196,694
(-) Expenses relating to Other Consolidated Entities	144,072	187,056
(-) Capstone Expenses	65,666	—
(+) Other	(45,377)	(62,455)
Total Distributable Expenses	$1,930,316	$1,848,598

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES (UNAUDITED)
(Amounts in thousands)
	As of
	December 31, 2020	December 31, 2019
Total GAAP Assets	$79,806,502	$60,899,319
(-) Impact of Consolidation of Funds and Other Entities	49,236,961	37,453,629
(-) Carry Pool Reclassification	1,916,669	1,448,879
(-) Other Reclassifications	831,853	376,360
Total Book Assets	$27,821,019	$21,620,451

	As of
	December 31, 2020	December 31, 2019
Total GAAP Liabilities	$39,006,586	$30,396,945
(-) Impact of Consolidation of Funds and Other Entities	29,233,911	23,841,496
(-) Carry Pool Reclassification	1,916,669	1,448,879
(-) Other Reclassifications	831,853	376,360
Total Book Liabilities	$7,024,153	$4,730,210

	As of
	December 31, 2020	December 31, 2019
KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock	$12,118,472	$10,324,936
(+) Impact of Consolidation of Funds and Other Entities	538,156	327,826
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	6,512,382	5,728,634
(+) Series C Mandatory Convertible Preferred Stock	1,115,792	—
Book Value	$20,267,356	$16,363,950